EXHIBIT 99.1

3D Systems Reports
First Quarter 2020 Financial Results

ROCK HILL, South Carolina - May 6, 2020 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the first quarter ended March 31, 2020.

For the first quarter of 2020, the company reported GAAP revenue of $134.7 million, compared to $152.0 million in the same period last year. The COVID-19 pandemic had a negative impact on these results. Printer revenue decreased by 35.5 percent. Materials revenue decreased 0.1 percent, healthcare solutions revenue decreased 7.3 percent, on demand services revenue decreased 12.8 percent and software revenue decreased 7.7 percent. The company reported first quarter 2020 GAAP loss of $0.17 per share compared to a GAAP loss of $0.22 per share in the same period last year, and non-GAAP loss of $0.04 per share compared to non-GAAP loss of $0.09 per share in the same period last year. In the first quarter of 2020, the company recorded a tax benefit of approximately $3.2 million from utilizing net operating losses allowed as part of tax legislation enacted on March 27, 2020 under the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act.

"COVID-19 has presented unprecedented challenges globally, so we asked our customers and partners to help address these challenges with 3D printing. Over the last several weeks we have seen applications of our technology and software being used to assist COVID-19 efforts, from ventilator parts to personal protection equipment to nasal swabs, which are all able to go from prototype to production in mere days, compared to what would normally take months using traditional supply chain and showcasing our true value proposition," commented Vyomesh Joshi ("VJ"), president and chief executive officer, 3D Systems. "Amid this uncertain environment we have managed the company by continuing to reduce expenses and preserving cash, and we believe we will be well-positioned when the market comes back."

For the first quarter of 2020, the company reported GAAP gross profit margin of 42.4 percent compared to 43.2 percent in the same period last year. Non-GAAP gross profit margin was 43.1 percent in the first quarter compared to 44.2 percent in the same period last year.

For the first quarter of 2020, GAAP operating expenses decreased 13.4 percent to $75.4 million compared to $87.0 million in the same period last year. GAAP SG&A expenses decreased 13.8 percent to $56.1 million. GAAP R&D expenses decreased 12.1 percent to $19.2 million. Non-GAAP operating expenses in the first quarter decreased 13.6 percent to $63.0 million compared to $72.9 million in the same period last year, as a result of execution of the company's cost reduction plans.

The company used $2.3 million of cash from operations during the first quarter and had $112.8 million of cash and cash equivalents at March 31, 2020.

Q1 2020 Conference Call and Webcast
The company expects to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 with the Securities and Exchange Commission on May 6, 2020. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results today, Wednesday, May 6, 2020, which may be accessed as follows:

Date: Wednesday, May 6, 2020
Time: 4:30 p.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in this Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
March 31, 2020 and December 31, 2019

(In thousands, except par value)	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$112,776	$133,665
Accounts receivable, net of reserves — $9,013 (2020) and $8,762 (2019)	108,769	109,408
Inventories	113,240	111,106
Prepaid expenses and other current assets	32,688	18,991
Total current assets	367,473	373,170
Property and equipment, net	89,373	92,940
Intangible assets, net	43,788	48,338
Goodwill	218,207	223,176
Right of use assets	34,991	36,890
Deferred income tax asset	5,040	5,408
Other assets, net	24,840	27,390
Total assets	$783,712	$807,312
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long term debt	$2,506	$2,506
Current right of use liabilities	9,416	9,569
Accounts payable	55,862	49,851
Accrued and other liabilities	50,803	63,095
Customer deposits	5,060	5,712
Deferred revenue	42,659	32,231
Total current liabilities	166,306	162,964
Long-term debt, net of deferred financing costs	44,619	45,215
Long-term right of use liabilities	33,880	35,402
Deferred income tax liability	3,553	4,027
Other liabilities	46,685	45,808
Total liabilities	295,043	293,416
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock,$0.001 par value, authorized 220,000 shares; issued 121,661 (2020) and 121,266 (2019)	121	120
Additional paid-in capital	1,370,174	1,371,564
Treasury stock, at cost — 3,838 shares (2020) and 3,670 shares (2019)	(19,718)	(18,769)
Accumulated deficit	(812,633)	(793,709)
Accumulated other comprehensive loss	(49,275)	(37,047)
Total 3D Systems Corporation stockholders' equity	488,669	522,159
Noncontrolling interests	—	(8,263)
Total stockholders’ equity	488,669	513,896
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$783,712	$807,312

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter Ended March 31, 2020 and 2019

	Quarter Ended March 31,
(in thousands, except per share amounts)	2020	2019
Revenue:
Products	$78,809	$92,347
Services	55,896	59,633
Total revenue	134,705	151,980
Cost of sales:
Products	48,896	55,760
Services	28,677	30,515
Total cost of sales	77,573	86,275
Gross profit	57,132	65,705
Operating expenses:
Selling, general and administrative	56,106	65,107
Research and development	19,244	21,903
Total operating expenses	75,350	87,010
Loss from operations	(18,218)	(21,305)
Interest and other (expense) income, net	(2,564)	(1,201)
Loss before income taxes	(20,782)	(22,506)
Benefit (provision) for income taxes	1,858	(1,844)
Net loss	(18,924)	(24,350)
Less: net income attributable to noncontrolling interests	—	44
Net loss attributable to 3D Systems Corporation	$(18,924)	$(24,394)

Net loss per share available to 3D Systems Corporation common stockholders - basic and diluted	$(0.17)	$(0.22)

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Quarter Ended March 31, 2020 and 2019

	Quarter Ended March 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net loss	$(18,924)	$(24,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,690	13,144
Stock-based compensation	6,312	6,706
Provision for bad debts	817	219
Loss on the disposition of property, equipment and other assets	137	—
Provision for deferred income taxes	(106)	(498)
Impairment of assets	1,100	180
Changes in operating accounts:
Accounts receivable	1,568	(2,928)
Inventories	(2,694)	(5,192)
Prepaid expenses and other current assets	(14,298)	354
Accounts payable	6,616	(11,987)
Deferred revenue and customer deposits	10,242	11,811
Accrued and other current liabilities	(8,068)	(5,531)
All other operating activities	3,323	2,914
Net cash used in operating activities	(2,285)	(15,158)
Cash flows from investing activities:
Purchases of property and equipment	(4,366)	(8,837)
Proceeds from sale of assets	552	—
Purchase of noncontrolling interest	(12,500)	(2,500)
Other investing activities	(284)	(37)
Net cash used in investing activities	(16,598)	(11,374)
Cash flows from financing activities:
Proceeds from borrowings	—	100,000
Repayment of borrowings/long term debt	(627)	(25,000)
Proceeds from inventory financing agreements	2,509	—
Payments related to net-share settlement of stock based compensation	(949)	(483)
Other financing activities	296	(780)
Net cash provided by financing activities	1,229	73,737
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,241)	57
Net (decrease) increase in cash, cash equivalents and restricted cash	(20,895)	47,262
Cash, cash equivalents and restricted cash at the beginning of the period (a)	134,617	110,919
Cash, cash equivalents and restricted cash at the end of the period (a)	$113,722	$158,181

(a)The amounts for cash and cash equivalents shown above include restricted cash of $946 and $921 as of March 31, 2020 and 2019, respectively, and $952 and $921 as of December 31, 2019, and 2018, respectively, which were included in Other assets, net, in the condensed consolidated balance sheets.

3D Systems Corporation
Loss Per Share
Quarter Ended March 31, 2020 and 2019

	Quarter Ended March 31,
(in thousands, except per share amounts)	2020	2019
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(18,924)	$(24,394)

Denominator for basic and diluted net loss per share:
Weighted average shares	114,590	113,267

Net loss per share - basic and diluted	$(0.17)	$(0.22)

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter Ended March 31, 2020 and 2019

	Quarter Ended March 31,
(in millions, except per share amounts)	2020	2019
GAAP Net loss attributable to 3D Systems Corporation	$(18.9)	$(24.4)
Adjustments:
Amortization, stock-based compensation & other (1)	10.7	12.2
Legal, acquisition and divestiture related (2)	0.4	0.4
Cost optimization plan, including severance costs (3)	2.3	1.7
Impairment of cost-method investments (4)	1.1	—
Non-GAAP net income attributable to 3D Systems Corporation	$(4.5)	$(10.1)
Non-GAAP net income per share available to 3D Systems common stock holders - basic and diluted (5)	$(0.04)	$(0.09)

(1) For the quarter ended March 31, 2020, the adjustment included $0.1 in COGS and $10.6 in SG&A. For the quarter ended March 31, 2019, the adjustment included $0.1 in COGS and $12.1 in SG&A.

(2) For the quarter ended March 31, 2020, the adjustment included $0.1 in COGS and $0.2 in SG&A. For the quarter ended March 31, 2019 the adjustment included $(1.8) in Revenue, $1.9 in COGS,$0.7 in SG&A, and $(0.5) in other income (expense).

(3) For the quarter ended March 31, 2020, the adjustment included $0.7 in COGS $1.5 , iin SG&A and $0.1 in R&D. For the quarter ended March 31, 2019, the adjustment included $0.4 in COGS and $1.2 in SG&A.
(4) For the quarter March 31, 2020 the adjustment included $1.1 in interest and other income (expense), net, respectively.

(5) Denominator based on weighted average shares used in the GAAP EPS calculation.

* Tables may not foot due to rounding; amounts calculated based on dollars in thousands.